Exhibit 4.1

RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (as it may be amended from time to time, this “Agreement”), dated as of July 22, 2026, is entered into by and between Greenland Mines Ltd., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

RECITALS

WHEREAS, on July 21, 2026, the Board of Directors declared a dividend of one right (a “Right”) for each share of Common Stock (as hereinafter defined) outstanding as of the close of business on August 7, 2026 (the “Record Date”), with each such Right initially representing the right to purchase one (1) (subject to adjustment as provided herein) share of Common Stock, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, on July 21, 2026, the Board of Directors authorized and approved the issuance of the Rights in connection with such dividend and further authorized the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock which may be issued between the Record Date and the earliest to occur of the Distribution Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided in this Section 1.

(a) “Acquiring Person” shall mean any Person who shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include an Exempt Person; provided, however, that:

(i) if the Board of Directors determines that a Person, who would otherwise be an “Acquiring Person”, became the Beneficial Owner of a number of Common Shares such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned that number of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), then such Person shall not be deemed to be or to have become an “Acquiring Person” unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors in its sole discretion), of Beneficial Ownership of a sufficient number of Common Shares (or, in the case solely of Derivative Shares, such Person promptly (x) terminates the subject derivative transaction or transactions, (y) disposes of the subject derivative security or securities, or (z) establishes to the satisfaction of the Board of Directors that such Derivative Shares are not held with any intention of obtaining, changing or influencing control of the Company) so that such Person would no longer otherwise qualify as an “Acquiring Person”;

(ii) an Existing Holder shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Existing Holder shall become the Beneficial Owner of additional Common Shares representing two-tenths of one percent (0.20%) of the then-outstanding Common Shares (other than additional shares Beneficial Ownership of which is acquired pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares); provided, however, that if, at any time following the date hereof, any Existing Holder Beneficially Owns less than 15% of the Common Shares then outstanding, the provisions of this paragraph (ii) shall cease to apply to such Existing Holder and such Existing Holder shall thereafter become an Acquiring Person if such Existing Holder acquires Beneficial Ownership of additional Common Shares such that its Beneficial Ownership represents 15% or more of the Common Shares then outstanding (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares);

(iii) no Person shall become an “Acquiring Person” solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of shares of Common Shares Beneficially Owned by such Person so that such Person would otherwise become an “Acquiring Person”; provided, further, however, that if any such Person shall thereafter become the Beneficial Owner of additional Common Shares representing two-tenths of one percent (0.20%) of the then outstanding Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person does not Beneficially Own 15% or more of the Common Shares then outstanding;

(iv) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; and

(v) no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of Common Shares from an individual who, on the later of the date hereof and the first public announcement of this Agreement, is the Beneficial Owner of 15% or more of the Common Shares then outstanding if such Common Shares are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes; provided, further however, that if any such Person shall thereafter become the Beneficial Owner of additional Common Shares representing two-tenths of one percent (0.20%) of the then outstanding Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person does not Beneficially Own 15% or more of the Common Shares then outstanding.

For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of outstanding Common Shares of which any Person is the Beneficial Owner, shall include the number of Common Shares not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement, but the number of Common Shares not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding Common Shares Beneficially Owned by any other Person (unless such other Person is also deemed to Beneficially Own for purposes of this Agreement such Common Shares not outstanding).

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c) “Agreement” shall have the meaning set forth in the preamble.

(d) “Associate” of a Person shall mean (i) with respect to a corporation, any officer or director thereof or any Associate of any Subsidiary thereof, or any Beneficial Owner of ten percent (10%) or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or any Associate of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more ownership interest therein, and any Associate of any Subsidiary thereof, (iv) with respect to a limited liability company, any manager or managing member thereof and any Beneficial Owner of ten percent (10%) or more of any class of membership interest therein or other equity security thereof, and any Associate of any Subsidiary thereof, (v) with respect to a business trust, any officer or trustee thereof or any Associate of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any Person who has a ten percent (10%) or more interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, the parents and children thereof and any spouse or relative thereof, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

(e) A person shall be deemed the “Beneficial Owner” of and to “Beneficially Own” or have “Beneficial Ownership” (and correlative terms shall have correlative meanings) of any securities:

(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case, as in effect on the date of this Agreement;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own or to have Beneficial Ownership of, (x) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(b) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(f) or Section 11(n) hereof with respect to an adjustment to Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors prior to such Person’s becoming an Acquiring Person; or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own or to have Beneficial Ownership of, any such securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made on Schedule 14A (or any successor form) pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time also reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person;

(iii) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers, directors and employees of an Exempt Person, solely by reason of their status as such, shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own securities owned by another officer, director or employee of such Exempt Person; or

(iv) which are the subject of, or the reference securities for, or that underlie any derivative transaction entered into by such Person, or derivative security (including options) acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is directly or indirectly determined by reference to the price or value of such securities, without regard to whether such Person may have entered into other transactions that hedge the economic effect of such derivative but provided that in all cases that such derivative either (A) conveys voting rights in such securities to such Person or (B) is required to be, or is capable of being, settled through delivery of such securities. In determining the number of Common Shares deemed Beneficially Owned by virtue of the operation of this Section 1(e)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Common Shares that are synthetically owned pursuant to such derivative transactions or such derivative securities. The number of Common Shares that are synthetically owned shall be the notional or other number of Common Shares in respect of such derivative transactions or securities that is specified in a filing by such Person or any of such Person’s Affiliates or Associates with the U.S. Securities and Exchange Commission (the “SEC”) or in the documentation evidencing such derivative transactions or securities, and in any case (or if no such number of Common Shares is specified in any filing or documentation), as determined by the Board of Directors to be the number of Common Shares that are synthetically owned pursuant to such derivative transactions or securities. Such Common Shares that are deemed so Beneficially Owned pursuant to the operation of this Section 1(e)(iv) shall be referred to herein as “Derivative Shares.”

Notwithstanding anything in this paragraph (e) to the contrary, a Person engaged in the business of underwriting securities in the ordinary course of its business shall not be deemed the Beneficial Owner of, to Beneficially Own or to have Beneficial Ownership of, any securities acquired or otherwise beneficially owned in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.

(f) “Board of Directors” shall have the meaning set forth in the recitals.

(g) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Delaware are authorized or obligated by law or executive order to close.

(h) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(i) “Common Stock” when used without reference or with reference to the Company shall mean the Common Shares, par value $0.0001 per share (as such par value may be changed from time to time) of the Company (the “Common Shares”) and any other common stock of the Company into or for which such common stock is changed, converted or exchanged. “Common Stock” when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security having the greatest aggregate voting power in the election of directors of all classes of capital stock or equity securities of such corporation. “Common Stock” when used with reference to any Person which shall not be organized in corporate form shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing like governance functions for such Person of all classes of equity securities of such Person.

(j) “Company” shall have the meaning provided in the preamble hereof; provided, however, that “Company” shall also include any successors to the Company as provided by Section 28 hereof and shall mean a Principal Party as provided by Section 13(a) and Section 13(b) hereof.

(k) “Derivative Shares” shall have the meaning set forth in Section 1(e)(iv) hereof.

(l) “Distribution Date” shall have the meaning set forth in Section 3(b) hereof.

(m) “Equivalent Common Stock” shall have the meaning set forth in Section 11(c) hereof.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exchange Ratio” shall have the meaning set forth in Section 27 hereof.

(p) “Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or (iv) any trust, fiduciary or other entity organized, appointed, established or holding Common Shares for or pursuant to the terms of any such plan.

(q) “Exercise Price” shall have the meaning set forth in Section 4 hereof.

(r) “Existing Holder” shall mean any Person who, together with its Affiliates and Associates, as of 5:00 p.m. New York City time on July 22, 2026 (or, if earlier, the time of the first public announcement of the adoption of the Rights Agreement on such date), is the Beneficial Owner of 15% or more of the Common Shares then outstanding, on an as-converted basis.

(s) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “Fair Market Value” of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

(u) “Original Rights” shall have the meaning set forth in Section 1(e)(ii) hereof.

(v) “Person” shall mean any individual, company, firm, corporation, joint venture, partnership, trust association, limited liability company, limited liability partnership, governmental entity, unincorporated organizations or other entity, and any successor of any such entity.

(w) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(x) “Record Date” shall have the meaning set forth in the recitals hereof.

(y) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(z) “Right” shall have the meaning provided in the recitals hereof.

(aa) “Right Certificates” shall have the meaning set forth in Section 3(d) hereof.

(bb) “Rights Agent” shall have the meaning provided in the preamble hereof.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd) “Signature Guarantee” shall mean any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing.

(ee) “Stock Acquisition Date” shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person as confirmed by action of the Board of Directors taken by the affirmative vote of a majority of the Board of Directors.

(ff) “Stockholder Approval” shall mean the approval or ratification of this Agreement by the affirmative vote of the holders of a majority of the Company’s stock having voting power present in person or represented by proxy, a quorum being present, at a meeting duly held in accordance with the Second Amended Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company (as each may be further amended, restated, and in effect from time to time) or applicable law.

(gg) “Subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

(hh) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(ii) “Trading Day” shall have the meaning set forth in Section 11(b) hereof.

(jj) “Transfer Tax” shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights and shares of Common Stock.

(kk) “Trust” shall have the meaning set forth in Section 27(a) hereof.

(ll) “Trust Agreement” shall have the meaning set forth in Section 27(a) hereof.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions (and no implied terms and conditions) hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable (and the term “Rights Agent” as used herein shall refer, collectively, to the Rights Agent and any such co-rights agents), upon ten (10) days prior written notice to the Rights Agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company reasonably determines, provided that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of any such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Right Certificates.

(a) As soon as practicable after the Record Date, the Company shall make available a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the “Summary of Rights”), to any holder of Rights who may request it prior to the Expiration Date.

(b) Until the Close of Business on the day which is the earlier of (i) the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or as of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which any Person (other than an Exempt Person) would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the “Distribution Date”), (A) the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders of Common Stock and not by separate Right certificates, and the record holders of such certificates (or such book-entry accounts) for Common Stock shall be the record holders of the Rights represented thereby and (B) each Right shall only be transferable simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby.

(c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date. Certificates that become outstanding for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company’s treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date and the Expiration Date, or, in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed, printed, written or stamped thereon or otherwise affixed thereto a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment pursuant to the Rights Agreement) equal to the number of Common Shares of Greenland Mines Ltd. (the “Company”) represented by this certificate, such Rights being on the terms set forth in the Rights Agreement by and between the Company and Continental Stock Transfer and Trust (or any successor rights agent) (the “Rights Agent”), dated as of July 22, 2026, as it may be amended from time to time (the “Rights Agreement”), the terms of which (including the restrictions on the transfer of such Rights) are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company, or securities of another entity, may be exchanged for Common Shares or other securities or assets of the Company or may expire. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Company shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As provided in Section 7(f) of the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.

With respect to any book-entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of book-entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or registered in book-entry form shall be evidenced by such certificates alone or such registration in book-entry form, and the surrender for transfer of any such certificate or book-entry shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock. In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with such shares of Common Stock that are no longer outstanding. Notwithstanding this paragraph (c), neither the omission of a legend, nor the failure to provide notice thereof, shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested by the Company, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), as shown by the records of the Company or the transfer agent or registrar for Common Stock, at the address of such holder shown on such records, certificates substantially in the forms provided by Section 4 hereof (the “Right Certificates”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and, in each case, may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (a) shall be dated as of the date of issuance of the Rights they represent and (b) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth thereon at the price per share of Common Stock payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the “Exercise Price”).

Section 5. Countersignature and Registration.

(a) Each Right Certificate shall be executed on behalf of the Company by its Board Chair, President and Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, either manually or by facsimile or electronic signature, and have affixed thereto the Company’s seal or a facsimile or electronic version thereof which shall be attested to by the Corporate Secretary or an Assistant Secretary of the Company, either manually or by facsimile or electronic signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile or electronic signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to hold such office of the Company before countersignature by the Rights Agent and issuance and delivery of the Right Certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to hold such office of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Section 7(f), Section 7(g) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11 hereof or that have been exchanged pursuant to Section 27 hereof), may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Right Agent designated for such purpose with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed and such other and further documentation as the Rights Agent or the Company may require. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate accompanied by a Signature Guarantee and such other documentation as the Rights Agent reasonably requests, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) from whom the Rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up combination or exchange of Right Certificates. Thereupon, subject to Section 5, Section 7(f), Section 7(g) and Section 14 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement that requires the payment of Transfer Taxes unless and until it is satisfied that all such Transfer Taxes have been paid in full.

(b) Subject to the provisions of Section 7(f), Section 7(g) and Section 14 hereof, at any time after the Distribution Date and prior to the Close of Business on the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall cause a new Right Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c) Notwithstanding anything in this Agreement to the contrary, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights; Invalidation of Certain Rights.

(a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 7(f), Section 23(a) and Section 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing on the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request together with payment of the Exercise Price (which payment shall include any additional amount payable by such Person in accordance with Section 11 hereof) for each Right exercised (as the same may have been adjusted as hereinafter provided), at or prior to the Close of Business on the earliest to occur of (i) July 22, 2027, (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof, or (iii) the date of the Company’s 2027 annual meeting of stockholders if Stockholder Approval has not been obtained at such meeting (such earliest date being herein referred to as the “Expiration Date”).

(b) The Exercise Price shall initially be $0.75 for one (1) Common Share issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Common Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

(c) Following the occurrence of a Trigger Event, the Board may, prior to the Distribution Date, either (i) permit the Rights to become exercisable in accordance with the Agreement, (ii) redeem the Rights, (iii) exchange the Rights, or (iv) exempt the Acquiring Person pursuant to specified standards.

(d) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment by certified check, cashier’s check, bank draft or money order payable to the Company or the Rights Agent of the aggregate Exercise Price for the number of shares of Common Stock (or other securities, cash, or other assets, as the case may be) to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) request from any transfer agent of the Common Stock (or from the Company, if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) one or more certificates representing the number of shares of Common Stock to be so purchased, and the Company hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b) hereof, at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Common Stock, and the Company hereby directs such depositary agent to comply with all such requests, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, request from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof, (iv) after receipt of such Common Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities other than Common Stock, pursuant to Section 11 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(d). Notwithstanding the foregoing provisions of this Section 7(d), the Company may suspend (with prompt written notice thereof to the Rights Agent) the issuance of shares of Common Stock and other securities upon exercise of a Right for a reasonable period, not in excess of ninety (90) days, during which the Company seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the shares of Common Stock or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(d) shall relieve the Company of its obligations under Section 9(d) hereof. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect.

(e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Right Certificate or his duly authorized assign, subject to the provisions of Section 14(b) hereof.

(f) Notwithstanding any provision of this Agreement to the contrary, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (i) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (ii) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (iii) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (A) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(f), and subsequent transferees of such Persons referred to in clauses (ii) and (iii) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(f), no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(f) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(f) shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(f) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of and accepted for exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company other than in connection with the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Common Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of the authorized and unissued shares of Common Stock or out of authorized and issued shares of Common Stock held in its treasury, such number of shares of Common Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

(b) The Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Shares are listed or, if the principal market for the Common Shares is not on any national securities exchange, to be eligible for or admitted to trading on any quotation or other system then in use.

(c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the full Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d) The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act or the Exchange Act, as applicable, with respect to the Common Shares purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Common Shares and (B) the Expiration Date. The Company may temporarily suspend (with prompt written notice thereof to the Rights Agent), for a period of time not to exceed ninety (90) days, the issuance of shares of Common Shares upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights (to the extent exemptions therefrom are not available). Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

(e) The Company covenants and agrees that it will pay when due and payable any and all United States federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Common Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Common Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such Transfer Tax is due.

Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the full Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the relevant Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which such Common Stock transfer books are open.

Section 11. Adjustment of Exercise Price or Number of Shares.

(a) The Exercise Price and the number of shares of Common Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

(i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares including by effecting a reverse split of the outstanding shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then and in each such event the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the relevant Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 27 hereof, in the event that any Person (other than an Exempt Person) shall become an Acquiring Person, then (A) the Exercise Price shall be adjusted to be the Exercise Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number shares of Common Stock for which a Right was exercisable immediately prior to such Person becoming an Acquiring Person, whether or not such Right was then exercisable, and (B) each holder of a Right, except as provided in Section 7(f) hereof, shall thereafter have the right to receive, upon exercise of such Right at a price equal to the Exercise Price (as so adjusted), in accordance with the terms of this Agreement, such number of shares of Common Stock as shall equal the result obtained by dividing the Exercise Price (as so adjusted) by fifty percent (50%) of the Fair Market Value of the Common Stock (determined pursuant to Section 11(b) hereof) on the Stock Acquisition Date in respect of such event. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

(iii) In the event that the Company does not have available sufficient authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its reasonable best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Common Stock in accordance with the foregoing subparagraph (ii), the Company may, if the Board of Directors determines that such action is necessary or appropriate, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of preferred stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock which otherwise would have been issuable pursuant to Section 11(a)(ii) hereof as of the date the Board of Directors makes such election (which Fair Market Value shall be determined as provided by Section 11(b) hereof). Subject to Section 23 hereof, any such election by the Board of Directors must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs and shall be applicable with respect to all Rights exercised after such public announcement. Notice of such election shall promptly be given to the Rights Agent.

(b) For the purpose of this Agreement, the “Fair Market Value” of any share of Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly traded (as such term is hereinafter defined) stock or other security, the Fair Market Value thereof on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the Fair Market Value of any share of Common Stock is to be determined as of a date that is within thirty (30) Trading Days after but not including (i) the ex-dividend date for a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of the Common Stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Exchange), or, if the securities are not listed or admitted to trading on the Nasdaq Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange (which, if approved by the Board of Directors, may be a securities exchange of a country other than the United States of America) on which such security is listed or admitted to trading, or, if not listed or admitted to trading on any such national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the Nasdaq Stock Exchange or such other quotation reporting system then in use in the United States of America, or, if no bids for such security are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. For purposes of this Section 11(b), a stock or other security shall be considered “publicly traded” only (i) if registered under Section 12 of the Exchange Act or exempt from such registration pursuant to Section 12(g)(2)(B), (C) or (G) of the Exchange Act, (ii) if traded on a national securities exchange of a country other than the United States of America approved by the Board of Directors or (iii) if, in the judgment of the Board of Directors, there is sufficient active trading in such stock or other security that reported trading transactions therein fairly reflect the fair market value thereof. If a security is not publicly traded, “Fair Market Value” shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, as determined in good faith by the Board of Directors. In the case of property other than securities, the Fair Market Value thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practices and fair to the interests of the holders of Rights. Any determination made by the Board of Directors as provided for by this Section 11(b) shall be described in a statement filed by the Company with the Rights Agent, shall be effective thereupon and only thereupon and shall be binding upon the Rights Agent and, as provided by Section 34 hereof, all holders of Rights.

(c) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock (or shares having the same rights, privileges and preferences as the Common Stock (“Equivalent Common Stock”)) or securities convertible into Common Stock (or Equivalent Common Stock) at a price per share of Common Stock (or Equivalent Common Stock) (or having a conversion price per share, if a security convertible into shares of Common Stock or Equivalent Common Stock) less than the then current per share Fair Market Value of the Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock (and any Equivalent Common Stock) outstanding on such record date plus the number of shares of Common Stock (and any Equivalent Common Stock) which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of shares of Common Stock (and any Equivalent Common Stock) outstanding on such record date plus the number of additional shares of Common Stock (and any Equivalent Common Stock) to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock (and any Equivalent Common Stock) owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(d) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness of the Company or any of its Subsidiaries, or other assets (other than a regular quarterly cash dividend or a dividend payable in shares of Common Stock) or options, rights or warrants to subscribe for shares of the Company or any Subsidiary (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the shares of Common Stock on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness or options, rights or warrants so to be distributed in respect of one share of Common Stock, and the denominator of which shall be such current Fair Market Value of the shares of Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event that such distribution is not so made notwithstanding the setting of a record date therefor, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(e) Unless the Company shall have exercised its election as provided in Section 11(f), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(c) or Section 11(d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying (A) the number of shares of Common Stock that could be purchased upon exercise of a Right immediately prior to the adjustment pursuant to this Section 11(e) by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(f) The Company may elect, on or after the date of any adjustment of the Exercise Price, or any adjustment made to the number of shares of Common Stock for which a Right may be exercised pursuant to Section 11(a)(i), Section 11(c) or Section 11(d), to adjust the number of Rights in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(g), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(h) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

(i) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Common Stock upon exercise of the Rights below the then par value, if any, of the shares of Common Stock, the Company shall use its reasonable best efforts to take any corporate action which may, in the advice of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted purchase price per share.

(j) Notwithstanding anything in this Section 11 to the contrary, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Common Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the advice of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

(k) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Common Stock, thereafter the Exercise Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 11(a), Section 11(c), Section 11(d), Section 11(e), Section 11(f) and Section 11(j) hereof, as applicable, and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

(l) All Rights originally issued by the Company subsequent to any adjustment to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustments as provided herein.

(m) In any case in which this Section 11 shall require that an adjustment to the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Rights exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(o) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 26 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12. Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, Section 13, Section 23(c) or Section 27 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with the transfer agent a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, Section 13, Section 23(c) or Section 27 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (i) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, (ii) any Person or Persons shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed or converted into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property or (iii) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company) in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (A) each holder of record of a Right, except as provided in Section 7(f) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing (1) the Exercise Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by (2) fifty percent (50%) of the then per share Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; provided, however, that the Exercise Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer, (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement, (C) the term “Company” for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party, (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property, and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (i), (ii) or (iii) above of this Section 13(a).

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a) hereof (A) the Person that is the issuer of the securities into which shares of Common Stock are changed or otherwise exchanged or converted in such merger, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (1) the Person that is the other party to the merger and that survives such merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value, (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or (3) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

(ii) use its reasonable best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange in the United States;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(f) hereof, thereafter be exercisable in the manner described in Section 13(a); and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate or articles of incorporation or bylaws or other comparable instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Company covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (i) through (iii) of the first sentence of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than a share of Common Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) or Section 11(f) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

(b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of issuing fractions of shares of Common Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Common Stock. With respect to fractional shares, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock for which a Right is exercisable shall be deemed to be the Fair Market Value of one share of Common Stock (as determined in accordance with Section 11(b) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices or formulas utilized in calculating such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action vested in the Rights Agent pursuant to the terms of this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock), and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, the associated certificate representing shares of Common Stock) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of the Company under this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) registered in the name of the holders of Common Stock, which certificates for Common Stock (or book-entry account thereof) shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or, in the case of uncertificated shares of Common Stock, the book-entry account evidencing record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder or other securityholder of the Company or of a securityholder of any other Person or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or securityholder action, or to receive notice of meetings or other actions affecting stockholders or securityholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, except in any such case the rights, if any, in respect thereof provided by this Agreement, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof for such stock or other security.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable and documented expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, execution, administration, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or to which it may become subject, absent gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or Common Stock certificate or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be duly signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c) Section 18 and Section 20 shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and expiration of the Rights. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Notwithstanding anything to the contrary herein, any liability of the Rights Agent under this Agreement shall be limited to the amount of fees (but not including any reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

Section 19. Merger, Consolidation or Change of Name of the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform such duties and obligations, by all of which the Company and the holders of Rights or shares of Common Stock by their acceptance thereof, shall be bound.

(a) The Rights Agent may consult with legal counsel selected by it (who may be an employee of or outside legal counsel for the Company or the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall have no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including the identity of any Acquiring Person) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Board Chair, President and Chief Executive Officer, Chief Financial Officer or Chief Legal Officer of the Company, or any other authorized officer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such certificate as set forth in this Section 20(b).

(c) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature on such Right Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any adjustment or calculation required under Section 11, Section 13, Section 14 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment or calculation (except with respect to the exercise of Rights evidenced by Right Certificates subject to the terms and conditions hereof after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(e) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under applicable regulation or law.

(f) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(g) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of this Agreement.

(h) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be the Board Chair, President and Chief Executive Officer, Chief Financial Officer or Chief Legal Officer of the Company and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such instructions shall provide full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date, in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(i) The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if the Rights Agent has reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however that Rights Agent shall not be liable for any delays arising from the duties under this Section 20(l).

(m) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

(n) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(o) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same.

(p) In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may (upon notice to the Company of such ambiguity or uncertainty), in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Right Certificate or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Rights Agent.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to the transfer agent by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent by registered or certified mail and, following the Distribution Date, to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by or under common control with one or more Persons described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; provided that, such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company may, with respect to Common Shares so issued or sold pursuant to (a) the exercise of stock options, (b) under any employee plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23. Redemption.

(a) The Board of Directors may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.0001 per Right, subject to adjustment as provided in Section 23(c) hereof (the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions, as the Board of Directors, in its sole and absolute discretion, may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Company’s right of redemption.

(b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice (with prompt notice thereof to the Rights Agent) of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Company’s election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares) of Common Stock having a Fair Market Value equal to such cash payment.

(c) In the event the Company shall at any time after the date of this Agreement, but before such time as any Person becomes an Acquiring Person, (i) pay any dividend on Common Stock in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock and as a consequence thereof the number of Rights outstanding shall change, then, and in each such event, the Redemption Price may, by action of the Board of Directors in its discretion, be appropriately adjusted in respect of such transaction so as to maintain the aggregate Redemption Price of all Rights after such transaction at the same amount, insofar as practicable, as before the transaction.

Section 24. Notice of Proposed Actions.

(a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any dividend to the holders of record of its shares of Common Stock payable in shares of capital stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding Common Stock) or any recapitalization or reorganization of the Company, (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of record of the Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) In case the event referred to in Section 11(a)(ii) or Section 13 hereof shall occur, then the Company shall as soon as practicable thereafter, in accordance with Section 25 hereof, give to each holder of a Right notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as applicable.

Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificates or Right to or on the Company shall be in writing and shall be considered given when sent if sent by first class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Rights Agent) as follows:

Continental Stock Transfer & Trust

1 State Street, 30th Floor

New York, NY 10004

Attention: Leicia Savinetti

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of record of any Right Certificates or Right to or on the Rights Agent shall be in writing and shall be considered given upon receipt or seven (7) Business Days after being sent by first class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Company) as follows:

Greenland Mines Ltd

1300 South Boulevard, Suite D

Charlotte, NC 28203

Attention: CEO or CFO

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26. Supplements and Amendments. For as long as the Rights are then redeemable, the Company (at the direction of the Board of Directors in its sole and absolute discretion) and the Rights Agent may supplement or amend any provision of this Agreement in any manner without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the Company (at the direction of the Board of Directors) and the Rights Agent may supplement or amend this Agreement without the approval of any holders of Rights, provided, however, that no supplement or amendment may (a) materially adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of Section 7(f) hereof), (b) change the Redemption Price, (c) cause this Agreement again to become amendable other than in accordance with this Section 26 or (d) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment, subject to the last sentence hereof. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, liabilities, duties, obligations or immunities under this Agreement.

Section 27. Exchange.

(a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(f) hereof) by exchanging for each such Right one share of Common Stock, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Common Stock per Right being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 27, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27(a).

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 27(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (and the Rights Agent shall be given prompt notice of any such exchange); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(f) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exchange of the Rights and, if necessary, shall use its reasonable best efforts to obtain stockholder approval thereof.

(d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 27(d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

Section 28. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights). Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement.

Section 30. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. The Company and each holder of Rights hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York, or, if such court lacks subject matter jurisdiction, the United States District Court for the Southern District of New York, over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each holder of Rights acknowledge that the forum designated by this Section 30 has a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 30. The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 30. The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as a manually signed original signature.

Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 33. Severability. If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 34. Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power (a) to make all determinations deemed necessary or advisable for the administration of this Agreement, (b) to decide to redeem the Rights, and (c) to decide to amend or supplement this Agreement. Without limiting any of the rights and immunities of the Rights Agent, all such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons. Notwithstanding anything contained herein to the contrary, the Rights Agent is entitled always to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision or any present or future law or regulation or governmental authority, any act of God, epidemics, pandemics, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties, labor dispute, accident or failure or malfunction of any utilities communication or computer services or similar occurrence).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

By:	/s/ Joseph Sinkule
Name:	Dr. Joseph Sinkule
Title:	Chairman and Chief Executive Officers

as Rights Agent

By:	/s/ Leicia Savinetti
Name:	Leicia Savinetti
Title:	Vice President

Exhibit A

Summary of Rights

[See attached]

AS PROVIDED IN THE RIGHTS AGREEMENT,

RIGHTS ISSUED TO OR BENEFICIALLY OWNED

BY ACQUIRING PERSONS OR THEIR AFFILIATES OR

ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE

RIGHTS AGREEMENT) AND, IN CERTAIN CIRCUMSTANCES,

ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL

BE NULL AND VOID AND MAY NOT BE EXERCISED OR

TRANSFERRED TO ANY PERSON.

SUMMARY OF RIGHTS TO PURCHASE

SHARES OF COMMON STOCK

OF

GREENLAND MINES LTD.

On July 21, 2026, the board of directors (the “Board of Directors”) of Greenland Mines Ltd. (the “Company”) declared a dividend of one right (a “Right”) for each outstanding Common Share, par value $0.0001 per share, of the Company (the “Common Shares”). The dividend is payable on August 7, 2026 to stockholders of record as of the close of business on that date (the “Record Date”). Each Right, once exercisable, entitles the registered holder to purchase from the Company one (1) Common Share at a price of $0.75 subject to certain adjustments (the “Exercise Price”).

The description and terms of the Rights are set forth in a Rights Agreement, dated as of July 22, 2026, (as it may be amended from time to time, the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”). For those interested in a summary of the terms of the Rights Agreement, the Company provides the following description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement and the exhibits thereto, which has been filed as an exhibit to a Registration Statement on Form 8-A filed with the Securities & Exchange Commission on July 22, 2026. A copy of the Rights Agreement is available free of charge from the Company upon request.

Distribution and Exercise of Rights; Distribution Date and Expiration Date

Subject to the terms and conditions of the Rights Agreement, the Rights will be issued in respect of all Common Shares outstanding on the Record Date, and in respect of all Common Shares issued after the Record Date and prior to the earliest to occur of the Distribution Date (as defined below) and the Expiration Date (as defined below). In addition, following the Distribution Date and prior to the Expiration Date, the Company may issue Rights in respect of any Common Shares issued or sold pursuant to any of the following, to the extent already existing or outstanding prior to the Distribution Date: the exercise of stock options, under any employee plan or arrangement, upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or pursuant to contractual obligations of the Company.

The Rights are not exercisable until the Distribution Date and will expire upon the close of business on the earliest to occur of: (i) July 22, 2027, (ii) the date on which the rights are redeemed or exchanged by the Board of Directors in accordance with the Rights Agreement or (iii) the date of the Company’s 2027 annual meeting of stockholders if requisite stockholder approval of the Rights Agreement is not obtained at such meeting (such date, the “Expiration Date”).

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier to occur of (i) the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions set forth in the Rights Agreement) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”) and (ii) the tenth (10th) business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intention to commence, by any person (other than an Exempt Person, as defined in the Rights Agreement) a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person. For purposes of calculating beneficial ownership under the Rights Agreement, certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative security.

Transfer of Rights prior to the Distribution Date; Right Certificates

Prior to the Distribution Date, the Rights will not be represented by a separate certificate, and will be evidenced by the certificate or book-entry account, as applicable, representing record ownership of the associated Common Shares. Until the earlier of the Distribution Date and the Expiration Date, any new Common Share certificates (the “Share Certificates”) issued after the Record Date will, in each case, contain a legend incorporating the Rights Agreement by reference. Notice of such legend will also be provided to holders of any new uncertificated Common Shares.

The Rights Agreement provides that, prior to the Distribution Date (or the earlier occurrence of the Expiration Date), the Rights will be transferrable only together with the transfer of the Common Shares. During such period, the surrender for transfer of any Share Certificates applicable (or the effectuation of a book-entry transfer of Common Shares) will also constitute the transfer of the Rights associated with such Common Shares represented thereby.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date. The Company and the Rights Agent may from time to time amend the Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Common Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will entitle the holder to purchase, upon payment of the Exercise Price, one (1) Common Share (subject to certain anti-dilution adjustments set forth in the Rights Agreement and described below).

Anti-Dilution

The Exercise Price, the number of outstanding Rights and the number of Common Shares, issuable upon exercise of the Rights are subject to certain adjustments from time to time to prevent dilution in the event of a stock dividend on, stock split affecting or a subdivision or combination of, or a reclassification of, the Common Shares, or if a person or group becomes an Acquiring Person. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment, upward or downward, of at least 1% in such Exercise Price.

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In Trigger. In the event that a person or group becomes an Acquiring Person, each Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void), will thereafter entitle the holder to purchase (in lieu of acquiring one (1) Common Share), upon payment of the Exercise Price, a number of Common Shares having a fair market value (determined pursuant to the Rights Agreement) equal to approximately two (2) times the Exercise Price in accordance with the terms of the Rights Agreement.

Flip-Over Trigger. In the event that, after the time that a person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination (in which any Common Shares are changed into or exchanged for other securities or assets) or more than fifty percent (50%) of the consolidated assets or earning power of the Company and its subsidiaries are sold, proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will thereafter have the right to receive, upon exercise of the Right, that number of shares of common stock of the Principal Party (as such term is defined in the Rights Agreement) having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two (2) times the Exercise Price.

Exchange of Rights.

At any time after any person or group becomes an Acquiring Person (but prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Shares), the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, at an exchange ratio of one (1) Common Share for each Right (subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement) in accordance with the Rights Agreement.

Redemption of Rights

The Rights are redeemable by the Board of Directors (in its sole discretion) at any time prior to a person or group becoming an Acquiring Person. The Board of Directors may redeem all outstanding Rights, at a redemption price of $0.0001 per Right, subject to adjustment for stock dividends, subdivisions, splits, combinations or consolidations with respect to the Common Shares (the “Redemption Price”) payable, at the option of the Company, in cash, Common Shares. The right to exercise the Rights will terminate immediately upon the effective time of the redemption, and thereafter the only right of the holders of Rights will be to receive the Redemption Price.

No Rights of Holders as a Stockholder

Until a Right is exercised, the holder, in their capacity as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or to be deemed (or have the rights of a) holder of Common Shares or other securities that may at any time be issuable upon exercise thereof.

Amendments

For as long as the Rights are then redeemable, the Company may amend the Rights Agreement in any manner without the approval of any holders of the Rights. After the Rights are no longer redeemable, the Company may amend the Rights Agreement (other than the Redemption Price or in a manner that would cause the Rights to again become redeemable) without the approval of any holders of the Rights so long as amendment does not materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or any other person in whose hands Rights have become null and void in accordance with the Rights Agreement).

Exhibit B

Form of Right Certificates

Certificate No. W-[●]	[●] Rights

NOT EXERCISABLE AFTER THE CLOSE OF BUSINESS ON THE EARLIEST TO OCCUR OF (I) JULY 22, 2027, (ii) THE DATE ON WHICH THE RIGHTS ARE REDEEMED OR EXCHANGED BY THE COMPANY IN ACCORDANCE WITH THE RIGHTS AGREEMENT OR (III) THE DATE OF THE COMPANY’S 2027 ANNUAL MEETING OF STOCKHOLDERS IF REQUISITE STOCKHOLDER APPROVAL OF THE RIGHTS AGREEMENT IS NOT OBTAINED AT SUCH MEETING. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.0001 PER RIGHT (SUBJECT TO ADJUSTMENT PURSUANT TO THE RIGHTS AGREEMENT), AND ARE SUBJECT TO EXCHANGE, IN EACH CASE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR “AFFILIATES” OR “ASSOCIATES” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.

RIGHT CERTIFICATE

This certifies that ______________________, or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 22, 2026, as it may be amended from time to time (the “Rights Agreement”), by and between Greenland Mines Ltd., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, as rights agent (or its successor in interest as rights agent, the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the close of business on the earliest to occur of (i) July 22, 2027, (ii) the date on which the rights are redeemed or exchanged by the Company in accordance with the Rights Agreement or (iii) the date of the Company’s 2027 annual meeting of stockholders if requisite stockholder approval of the Rights Agreement is not obtained at such meeting, at the office of the Rights Agent designated in the Rights Agreement for such purpose, one (1) fully paid and nonassessable share, par value $0.0001 per share (the “Common Shares”), of the Company, or other securities or property in lieu thereof as provided by the Rights Agreement, at a purchase price of $0.75, as the same may from time to time be adjusted in accordance with the Rights Agreement (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of July 22, 2026, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Exercise Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events and, upon the occurrence of certain events, securities other than Common Shares, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

B-1

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. A copy of the Rights Agreement is on file at the principal executive office of the Company and is available from the Securities and Exchange Commission at www.sec.gov.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, accompanied by a signature guarantee and such other documents as the Rights Agent may require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (a) may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $0.0001 per Right or (b) may be exchanged in whole or in part for Common Shares or fractions thereof.

No fractional Common Shares are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment to be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of any Common Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented hereby, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any other matter submitted to stockholders at a meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

B-2

WITNESS the facsimile signature of the proper officers of the Company. Dated as of July [̜●], 2026.

ATTEST:

By:		By:
	Name:		Name:
	Title:		Title:

Countersigned:

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto _________________________________________________________

(Please print name and address of transferee)

_______Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: ____________ ___, _____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and never have been, Beneficially Owned by, and are not being sold, transferred or assigned to or on behalf of, an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement).

Signature

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [   ] is / [   ] is not being sold, assigned or transferred by, on behalf of or to a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [   ] did / [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: __________ ___, _____
Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if registered holder

desires to exercise this Right Certificate.)

TO: GREENLAND MINES LTD.

The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Common Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security or other identifying number:	___________________

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:	___________________

(Please print name and address)

Dated: ___________ ___, _____

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and never have been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Signature

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